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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                    State or Other Jurisdiction
Name of Company                                     of Incorporation

Medsep Corporation                                         Delaware
Pall Acquisition LLC                                       Delaware
Pall Aeropower Corporation                                 Delaware
Pall Biomedical, Inc.                                      Delaware
Pall Industrial Membranes LLC                              Delaware
Pall International Corporation                             Delaware
Pall Puerto Rico, Inc.                                     Delaware
Pall - PASS US, Inc.                                       Delaware
Russell Associates Inc.                                    Maryland
Gelman Sciences, Inc.                                      Michigan

Pall Austria Filter GmbH                                   Austria
Pall (Canada) Limited                                      Canada
Pall Europe Limited (a)                                    England
Pall France S.A.                                           France
Pall Deutschland Beteiligungs GmbH                         Germany
Pall Deutschland Holding GmbH & Co.
  KG Partnership (c)                                       Germany
Pall Italia S.R.L.                                         Italy
Gelman Ireland Ltd.                                        Ireland
Pall Netherlands B.V. (a)                                  The Netherlands
PLLN C.V. Partnership (b)                                  The Netherlands
Pall Norge AS                                              Norway
Pall Espana S.A.                                           Spain
Pall Norden AB                                             Sweden
Pall (Schweiz) A.G.                                        Switzerland
Argentaurum A.G.                                           Switzerland

Pall Filter (Beijing) Co., Ltd.                            China
Pall Asia International Ltd.                               Hong Kong
Nihon Pall Ltd.                                            Japan
Pall Filtration Pte. Ltd.                                  Singapore
Pall Korea Ltd.                                            South Korea
Pall India Private Ltd.                                    India
PT Pall Filtration Indonesia                               Indonesia
Pall New Zealand Limited                                   New Zealand
Pall Corporation Filtration and
  Separations (Thailand) Ltd.                              Thailand



(a) Contributed to PLLN C.V. a Netherlands Partnership
(b) General Partner: Pall-PASS US, Inc.; Limited Partner: Pall Corporation
(c) General Partner: Pall Deutschland Beteiligungs GmbH; Limited
    Partner: Pall Corporation

All subsidiaries listed above are included in the Company's consolidated financial statements. The list does not include inactive subsidiaries.